SALE OF ACCOUNTS AND SECURITY AGREEMENT

Date: August 17, 2005.
Coda Octopus Group, Inc., a Delaware corporation (“Seller”), having offices at 245 Park Avenue, 39th Floor, New York, New York 10167.

Seller and Faunus Group International, Inc., a Delaware corporation (“FGI”), having offices at 80 Pine Street, 32nd Floor, New York, New York 10005, hereby agree to the terms and conditions set forth in this Sale of Accounts and Security Agreement (“Agreement”):

  Section 1.1 Definitions. For the purposes of this Agreement and unless defined otherwise herein, all terms used shall have the meanings assigned to them on Schedule “A”.

Section 1.2 Other Referential Provisions.

(a) Except as otherwise expressly provided herein, all accounting terms not specifically defined or specified herein shall have the meanings generally attrib-uted to such terms under GAAP including, without limitation, applicable statements and interpretations issued by the Financial Accounting Standards Board and bulletins, opin-ions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees.

(b) All personal pronouns used in this Agreement, whether used in the mas-cu-line, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular.

(b) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

(d) Titles of Articles and Sections in this Agreement are for convenience only, do not constitute part of this Agreement and neither limit nor amplify the pro-vi-sions of this Agreement, and all references in this Agreement to Articles, Sections, Sub-sections, paragraphs, clauses, sub clauses, Schedules or Exhibits shall refer to the cor-res-ponding Article, Section, Subsection, paragraph, clause or sub clause of, or Schedule or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sec-tions or other subdivisions or divisions of, or to schedules or exhibits to, another docu-ment or instrument.

(e) Each definition of a document in this Agreement shall include such doc-u-ment as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement.

(f) Except where specifically restricted, reference to a party to this Agreement includes that party and its successors and assigns.

(g) All capitalized terms in this Agree-ment shall have the meanings given those terms in the UCC.

Section 1.3  Exhibits and Schedules. All Exhibits and Schedules attached here-to are by reference made a part hereof.

Section 2.  Purchase & Sale of Accounts.

(a) Seller hereby offers to sell, assign, transfer, convey and deliver to FGI, as absolute owner, in accordance with the procedure detailed herein, all of Seller’s right, title and interest in and to Seller’s Accounts.

(b) All Accounts shall be submitted to FGI on a Schedule of Accounts listing each Account separately. The Schedule of Accounts shall be in the form attached hereto as Schedule “2,” or in such other form as required by FGI, and shall be signed by a person acting or purporting to act on behalf of Seller. At the time the Schedule of Accounts is presented, Seller shall also deliver to FGI one copy of a sales contract, purchase order, and invoice for each Account together with evidence of shipment, furnishing and/or delivery of the Goods or rendition of service(s). All invoices shall plainly state on their face the amounts payable hereunder are payable to FGI at the remittance address or by the wire instructions set forth below.

Wire Instructions:                                        Mailing Address:
Commerce Bank, N.A.                                    80 Pine Street
(Comm BK Marlton)                                       32nd Floor
Cherry Hill, NJ                                                 New York, NY 10005
SWIFT: CBNAUS33
ABA/Routing #: 026013673
Credit to: FGI Finance
Account #: 7918598116

(c) Any and all Purchased Accounts shall be purchased on either a Credit Approved or with Full Recourse basis. In the absence of written Credit Approval, the Purchased Accounts shall be purchased at Full Recourse. If Goods are shipped or services are provided based on a verbal approval, it is Seller’s responsibility to ensure that such approval is received in writing in a timely manner. Credit Approval(s) may be withdrawn, either orally or in writing, in FGI’s discretion at any time if, in FGI’s opinion, a Customer’s credit standing becomes impaired before actual delivery of Goods or rendering of services. Credit Approval(s) shall be limited to the specific terms and amounts indicated, and, notwithstanding any information subsequently provided to Seller by FGI, such Credit Approval(s) are automatically rescinded and withdrawn if the terms of sale vary from the terms approved by FGI, or if the terms of sale are changed by Seller without FGI’s written Credit Approval on the new terms, or if the Purchased Account is not assigned to FGI within ten (10) days from the date of the invoice. Seller further acknowledges that if Seller ships Goods or provides services to a customer who has outstanding Accounts from Seller, and such customer’s credit line and/or outstanding Credit Approval(s) have been withdrawn by FGI, and the Accounts created thereby, whether or not they are sold and assigned to FGI, exceed ten percent (10%) of the amount outstanding on FGI’s books, that any Credit Approvals applying to those Purchased Accounts outstanding on FGI’s books are cancelled and all outstanding Purchased Accounts from that customer are with Full Recourse.

(d) With regard to sales without Credit Approval or in excess of any Credit Approvals to any given Customer, Seller agrees that any payments or credits applying to any Account owing by such Customer will be applied: first, to any Credit-Approved Purchased Accounts outstanding on FGI’s books; second, to any Full Recourse Purchased Accounts outstanding on FGI’s books; and, third, to any Accounts outstanding on Seller’s books. This order of payment applies regardless of the respective dates the sales occurred and regardless of any notations on payment items.

(e) If FGI fails to collect a Purchased Account within ninety (90) days of its maturity for which Credit Approval has been given, FGI shall pay to Seller the Net Invoice Amount of such Purchased Account less fees, within a reasonable time period, subject to the terms and provisions stated herein. Any Purchased Account for freight, samples or miscellaneous sales (including, without limitation, the sale of Goods and/or in quantities not regularly sold by Seller) is always assigned to FGI at Full Recourse, notwithstanding any written Credit Approval from FGI.

(f) FGI shall have no liability of any kind for declining or refusing to give, or for withdrawing, revoking, or modifying, any Credit Approval pursuant to the terms of this Agreement, or for exercising or failing to exercise any rights or remedies FGI may have under this Agreement or otherwise. In the event FGI declines to give Credit Approval on any order received by Seller from a Customer and in advising Seller of such decline FGI furnishes Seller with information as to the credit standing of the Customer, such information shall be deemed to have been requested of FGI by Seller and FGI’s advice containing such information is recognized as a privileged communication. Seller agrees that such information shall not be given to Seller’s Customer or to Seller’s sales representative(s). If necessary, Seller shall merely advise its Customer(s) that credit has been declined on the account and that any questions should be directed to FGI. Each Full Recourse Account(s) assigned to and purchased by FGI is with full recourse to Seller and at Seller’s sole credit risk. FGI shall have the right to charge back to Seller’s Reserve Account the amount of such Full Recourse Receivables at any time and from time to time either before or after their maturity. Seller agrees to pay FGI upon demand the full amount thereof, together with all expenses incurred by FGI up to the date of such payment, including reasonable attorney’s fees in attempting to collect or enforce such payment or payment of such Account(s). FGI’s Credit Approval shall only begin after the first fifteen percent (15%) of all Purchased Accounts relating to each Account Debtor. For purposes of determining FGI’s Credit Approval hereunder, the Purchased Account(s) balance due FGI from any given customer shall be calculated as the aggregate amount owed by that Customer less any credits to which such Customer may be entitled, and is not to be construed to mean individual invoices owed by that customer.

Section 3. Purchase Price and Commissions.

(a) The purchase price that FGI shall pay to Seller for each Purchased Account shall equal the Net Invoice Amount thereof less FGI’s service commission, as specified below. No discount, credit, allowance or deduction with respect to any Purchased Account, unless shown on the face of an invoice, shall be granted or approved by Seller to any Customer without FGI’s prior written consent.

(b) The purchase price (as computed above), less (i) any Required Reserve Amount or credit balance that FGI, in FGI’s sole discretion, determines to hold, (ii) moneys remitted, paid, or otherwise advanced by FGI to or on behalf of Seller (including any amounts which Seller may reasonably be obligated to pay in the future), and (iii) any other charges provided for by this Agreement, shall be payable by Seller to FGI on the Date of Collection.

(c) FGI shall be entitled to withhold a Required Reserve Amount, and may revise the Required Reserve Account or Reserve Percentage at any time and from time to time if FGI deems it necessary to do so in order to protect FGI’s interests. In no event shall Seller permit a Reserve Shortfall to occur. FGI may charge against the Required Reserve Account any amount for which Seller may be obligated to FGI at any time, whether under the terms of this Agreement, or otherwise, including but not limited to the repayment of any over advance, any damages suffered by FGI as a result of Seller’s breach of any provision of Section 4 hereof (whether intentional or unintentional), any adjustments due and any attorneys’ fees, costs and disbursements due. Seller recognizes that the Required Reserve Account represents bookkeeping entries only and not cash funds. It is further agreed that with respect to the balance in the Required Reserve Account, FGI is authorized to withhold, without giving prior notice to Seller, such payments and credits otherwise due to Seller under the terms of this Agreement for reasonably anticipated claims or to adequately satisfy reasonably anticipated obligation(s) Seller may owe FGI. If an Event of Default has occurred and is continuing, or, in the event Seller shall cease selling Accounts to FGI, FGI shall be under no obligation to pay the amount in the Required Reserve Account until all Accounts listed on all Schedules of Accounts have been collected or FGI has determined, in its sole discretion, that it will make no further efforts to collect any Accounts and all sums due FGI hereunder have been paid.

(d) In FGI’s sole discretion, in accordance with the terms of this Agreement, FGI may from time to time advance to Seller against the purchase price of Purchased Accounts purchased by FGI hereunder, sums up to eighty percent (80%) of the aggregate purchase price of Purchased Accounts outstanding at the time any such advance is made, less: (1) Any such Purchased Accounts that are in dispute; (2) any such Purchased Accounts that are not credit approved; and (3) any fees, actual or estimated, that are chargeable to the Reserve Account. Any advance shall be payable on demand and shall bear interest at the rate set forth in subsection (e) below from the date such advance is made until the date FGI would otherwise be obligated hereunder to pay the purchase price of the Purchased Account(s) against which such advance was made.

(e) Interest upon the daily net balance of any monies remitted, paid, advanced or otherwise charged to Seller’s or for Seller’s account before the payment date (including any advance made pursuant to subsection 2(d), and interest applicable to the charges or to the expenses referred to in this Agreement) shall be charged to Seller’s Reserve Account as of the last day of each month at a rate greater of eight percent (8%), per annum or three and one half percent (3.5%) above the rate of interest designated by FGI as its “Prime Rate” or “Base Rate’, as the case may be (which as of the date hereof is based upon the Wall Street Journal, Money Rates Section which is subject to change) on the net daily balance of all outstanding Purchased Accounts. In the event that the Wall Street Journal ceases to publish a Prime Rate, then the Prime Rate shall be the average of the three largest U.S. money center commercial banks, as determined by FGI. All such interest shall be computed for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days. Any adjustment in FGI’s interest rate, whether downward or upward will become effective on the first day of the month following the month in which the prime rate of interest is reduced or increased. If during any month, a net credit balance (i.e., the reserve or credit balance exceeds outstanding Receivables), then you agree to credit our reserve account as of the last day of each month with interest at a rate equal to two percent (2%) below the Prime Rate. All such interest, whether charged or credited to our reserve account, shall be computed for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days. Any adjustment in your interest rate, whether downward or upward, will become effective on the first day of the month following the month in which the prime rate of interest is reduced or increased.

(f) For FGI’s services hereunder, Seller shall pay and FGI shall be entitled to receive a service commission equal to one and eighty five hundredths of one percent (1.85%) of the gross invoice amount of each Purchased Account, which commission shall be due and payable to FGI on the date such Purchased Account arises for the initial thirty (30) day term, plus an additional fifteen (15) days. Thereafter, FGI shall be entitled to receive an additional fee of one half of one percent (0.5%) for each ten (10) day period after the initial forty five (45) days. Service commissions shall be chargeable to Seller’s Required Reserve Account. The minimum service commission on each invoice or credit memo shall be Five Dollars ($5.00). FGI shall be entitled to receive a surcharge equal to two percent (2%) of the gross invoice amount of all Accounts arising out of sales to any Chapter 11, Debtor-In-Possession. The minimum service commission on each invoice or credit memo shall be Five Dollars ($5.00).

(g) FGI’s commission is based upon Seller’s maximum selling terms of net thirty (30) days, and Seller will not grant additional dating to any customer without FGI’s prior written approval. If and when such extended terms or additional dating are given to Seller’s customers, FGI’s commission with respect to the Purchased Accounts represented thereby shall be increased by two percent (2%) for each thirty (30) days, or portion thereof, of extended or additional dating.

(h) The minimum aggregate service commissions payable under this Agreement for each contract year hereof shall be thirty five thousand dollars ($35,000). To the extent of any deficiency (after giving effect to commissions payable under the foregoing subsections), the difference between the minimum and the amount already charged shall be chargeable to Seller’s Required Reserve Account, or at FGI’s option, payable by Seller on FGI’s demand.

(i) IT IS THE INTENTION OF THE PARTIES HERETO THAT AS TO ALL PURCHASED ACCOUNTS, THE TRANSACTIONS CONTEMPLATED HEREBY SHALL CONSTITUTE A TRUE PURCHASE AND SALE OF ACCOUNT(S) UNDER § 9-318 OF THE UCC AND AS SUCH, THE SELLER SHALL HAVE NO LEGAL OR EQUITABLE INTEREST IN THE ACCOUNTS SOLD. NEVERTHELESS, IN THE EVENT ANY PORTION OF THIS TRANSACTION IS CHARACTERIZED AS A LOAN, THE PARTIES HERETO INTEND TO CONTRACT IN STRICT COMPLIANCE WITH APPLICABLE USURY LAW FROM TIME TO TIME IN EFFECT. IN FURTHERANCE THEREOF SUCH PARTIES STIPULATE AND AGREE THAT NONE OF THE TERMS AND PROVISIONS CONTAINED IN THIS AGREEMENT SHALL EVER BE CONSTRUED TO CREATE A CONTRACT TO PAY, FOR THE USE, FORBEARANCE OR DETENTION OF MONEY, INTEREST IN EXCESS OF THE MAXIMUM RATE (AS HEREINAFTER DEFINED) FROM TIME TO TIME IN EFFECT. NEITHER SELLER, ANY PRESENT OR FUTURE GUARANTOR OR ANY OTHER PERSON HEREAFTER BECOMING LIABLE FOR THE PAYMENT OF THE ADVANCES, SHALL EVER BE LIABLE FOR ANY OBLIGATION THAT MAY BE CHARACTERIZED AS UNEARNED INTEREST THEREON OR SHALL EVER BE REQUIRED TO PAY ANY OBLIGATION THAT MAY BE CHARACTERIZED AS INTEREST THEREON IN EXCESS OF THE MAXIMUM AMOUNT THAT MAY BE LAWFULLY CHARGED UNDER APPLICABLE LAW FROM TIME TO TIME IN EFFECT, AND THE PROVISIONS OF THIS SECTION SHALL CONTROL OVER ALL OTHER PROVISIONS OF THIS AGREEMENT WHICH MAY BE IN CONFLICT THEREWITH. IF ANY INDEBTEDNESS OR OBLIGATION OWED BY SELLER HEREUNDER IS DETERMINED TO BE IN EXCESS OF THE LEGAL MAXIMUM, OR FGI SHALL OTHERWISE COLLECT MONEYS WHICH ARE DETERMINED TO CONSTITUTE INTEREST WHICH WOULD OTHERWISE INCREASE THE INTEREST ON ALL OR ANY PART OF SUCH OBLIGATIONS TO AN AMOUNT IN EXCESS OF THAT PERMITTED TO BE CHARGED BY APPLICABLE LAW THEN IN EFFECT, THEN ALL SUCH SUMS DETERMINED TO CONSTITUTE INTEREST IN EXCESS OF SUCH LEGAL LIMIT SHALL, WITHOUT PENALTY, BE PROMPTLY APPLIED TO REDUCE THE THEN OUTSTANDING OBLIGATIONS OR, AT FGI’S OPTION, RETURNED TO SELLER OR THE OTHER PAYOR THEREOF UPON SUCH DETERMINATION. IF AT ANY TIME THE RATE AT WHICH INTEREST IS PAYABLE HEREUNDER EXCEEDS THE MAXIMUM RATE, THE AMOUNT OUTSTANDING HEREUNDER SHALL CEASE BEARING INTEREST UNTIL SUCH TIME AS THE TOTAL AMOUNT OF INTEREST ACCRUED HEREUNDER EQUALS (BUT DOES NOT EXCEED) THE MAXIMUM RATE APPLICABLE HERETO. AS USED IN THIS SECTION, THE TERM “APPLICABLE LAW” MEANS THE LAWS OF THE STATE OF NEW YORK OR, IF DIFFERENT, THE LAWS OF THE STATE OR TERRITORY IN WHICH THE SELLER RESIDES, WHICHEVER LAW ALLOWS THE GREATER RATE OF INTEREST, AS SUCH LAWS NOW EXIST OR MAY BE CHANGED OR AMENDED OR COME INTO EFFECT IN THE FUTURE AND THE TERM “MAXIMUM RATE” MEANS THE MAXIMUM NONUSURIOUS RATE OF INTEREST THAT FGI IS PERMITTED UNDER APPLICABLE LAW TO CONTRACT FOR, TAKE, CHARGE OR RECEIVE WITH RESPECT TO THE ADVANCES.

(j) Transfer. Upon FGI’s acceptance of each Purchased Account, FGI shall be the sole owner and holder of such Purchased Account. Seller hereby sells, transfers, conveys and assigns to FGI all of its right, title and interest in and to each Purchased Account effective at the time of acceptance thereof by FGI. Seller agrees to execute and deliver to each Account Debtor obligated under an Account and/or a Purchased Account such written notice of sale of the Purchased Account as FGI may request.

(k) Accounting Information. FGI shall provide Seller with information on the Purchased Accounts and a monthly reconciliation of the relationship relating to billing, collection and account maintenance such as aging, posting, error resolution and mailing of statements. All of the foregoing shall be in a format and in such detail, as FGI, in its sole discretion, deems appropriate. FGI’s books and records shall be admissible in evidence without objection as prima facie evidence of the status of the Purchased and non-purchased Accounts and Required Reserve Account between FGI and Seller. Each statement, report, or accounting rendered or issued by FGI to Seller shall be deemed conclusively accurate and binding on Seller unless within fifteen (15) days after the date of issuance Seller notifies FGI to the contrary by registered or certified mail, setting forth with specificity the reasons why Seller believes such statement, report, or accounting is inaccurate, as well as what Seller believes to be correct amount(s) therefore. Seller’s failure to receive any monthly statement shall not relieve it of the responsibility to request such statement and Seller’s failure to do so shall nonetheless bind Seller to whatever FGI’s records would have reported.

Section 4. Seller’s Representations and Covenants. Seller, as well as each of Seller’s principals, represent, warrant and covenant to FGI that:

(a) Seller is either a corporation, limited liability company, limited partnership or other form of Registered Organization, is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization and is qualified and authorized to do business and is in good standing in all states in which such qualification and good standing are necessary or desirable.

(b) The execution, delivery and performance by Seller of this Agreement does not and will not constitute a violation of any applicable law, violation of Seller’s articles of incorporation or organization or bylaws or any material breach of any other document, agreement or instrument to which Seller is a party or by which Seller is bound.

(c) The Agreement is a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms.

(d) Immediately prior to the execution and at the time of delivery of each Schedule of Account, Seller is the sole owner and holder of each of the Account described thereon and that upon FGI’s acceptance of each Purchased Account; it shall become the sole owner and holder of such Purchased Account(s).

(e) No Purchased Account shall have been previously sold or transferred or be subject to any lien, encumbrance, security interest or other claim of any kind of nature. Seller will not factor, sell, transfer, pledge or give a security interest in any of its Accounts to anyone other than FGI. There are no financing statements now on file in any public office covering any Collateral of Seller of any kind, real or personal, in which Seller is named in or has signed as the debtor, except the financing statement or statements filed or to be filed in respect of this Agreement or those statements now on file that have been disclosed in writing by Seller to FGI as reflected on the attached Schedule 4(e). Seller will not execute any financing statement in favor of any other Person, except FGI, during the Term of this agreement.

(f) The amount of each Purchased Account is due and owing to Seller and represents an accurate statement of a bona fide sale, delivery and acceptance of Goods or performance of service by Seller to or for an Account Debtor. The terms for payment of Purchased Accounts are thirty (30) days from date of invoice and the payment of such Purchased Accounts is not contingent upon the fulfillment by Seller of any further performance of any nature whatsoever. Each Account Debtor’s business is solvent to the best of Seller’s knowledge.

(g) There are and shall be no set-offs, allowances, discounts, deductions, counterclaims, or disputes with respect to any Purchased Account, either at the time it is accepted by FGI for FGI or prior to the date it is to be paid. Seller shall inform FGI, in writing, immediately upon learning that there exists any Account, which is subject to a Dispute. Seller shall accept no returns and shall grant no allowance or credit to any Account Debtor without notice to and the prior written approval of FGI. Seller shall provide to FGI for each Account Debtor who is indebted on a Purchased Account that has been purchased, a weekly report in a form and substance satisfactory to FGI itemizing all such returns and allowances made during the previous week with respect such Purchased Accounts and at FGI’s option a check (or wire transfer) payable to FGI for the amount thereof or in FGI’s sole and exclusive discretion, FGI may accept the issuance of a Credit Memo and apply same to Seller’s Required Reserve Account.

(h) Seller’s address, as set forth in any Application submitted to FGI, is Seller’s mailing address, its chief executive office, principal place of business and the office where all of the books and records concerning the Purchased Accounts are maintained which shall not be changed without giving thirty (30) days prior written notice to FGI.

(i) Seller shall maintain its books and records in accordance with GAAP and shall reflect on its books the absolute sale of the Purchased Accounts to FGI. Seller shall furnish FGI, upon request, such information and statements, as FGI shall request from time to time regarding Seller’s business affairs, financial condition and results of its operations. Without limiting the generality of the foregoing, Seller shall provide FGI, on or prior to the 30th day of each month, unaudited financial statements with respect to the prior month and, within ninety (90) days after the end of each of Seller’s fiscal years, annual financial statements and such certificates relating to the foregoing as FGI may request including, without limitation, a monthly certificate from the president and chief financial officer of Seller stating whether any Events of Default have occurred and stating in detail the nature of the Events of Default. Seller will furnish to FGI upon request a current listing of all open and unpaid accounts payable and Accounts, and such other items of information that FGI may deem necessary or appropriate from time to time. Unless otherwise expressly provided herein or unless FGI otherwise consents, all financial statements and reports furnished to FGI hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP, consistently applied.

(j) Seller has paid and will pay all taxes and governmental charges imposed with respect to sale of Goods and furnish to FGI upon request satisfactory proof of payment and compliance with all federal, state and local tax requirements.

(k) Seller will promptly notify FGI of (i) the filing of any lawsuit against Seller involving amounts greater than $10,000.00, and (ii) any attachment or any other legal process levied against Seller.

(l) The Application made or delivered by or on behalf of Seller in connection with this Agreement, and the statements made therein are true and correct at the time that this Agreement is executed. There is no fact which Seller has not disclosed to FGI in writing which could materially adversely affect the properties, business or financial condition of Seller, or any of the Purchased Accounts or Collateral, or which is necessary to disclose in order to keep the foregoing representations and warranties from being misleading.

(m) In no event shall the funds paid to Seller hereunder be used directly or indirectly for personal, family, household or agricultural purposes.

(n) Seller does business under no trade or assumed names except as indicated below:

(None)

(o) Any invoice or written communication that is issued by Seller to FGI by facsimile transmission is a duplicate of the original.

(p) Any electronic communication of data, whether by e-mail, tape, disk, or otherwise, Seller remits or causes to be remitted to FGI shall be authentic and genuine.

Section 5. Notice of Purchase. Seller shall execute and deliver to FGI and/or file at such times and places as FGI may designate such financing statements, continuations and amendments thereto as are necessary or desirable to give notice of FGI's purchase of the Purchased Accounts under the UCC in effect in any applicable jurisdiction and FGI’s security interest in Seller’s Collateral as provided in Section 6 below.

Section 6. Collateral. In order to secure the payment of all indebtedness and obligations of Seller to FGI, in addition to the sale of Purchased Accounts, Seller hereby grants to FGI a security interest in and lien upon all of Seller’s right, title and interest in and to all of Seller’s Collateral. Seller agrees to comply with all appropriate laws in order to perfect FGI’s security interest in and to the Collateral and to execute such documents as FGI may, from time to time, require and to deliver to FGI a list of all locations of its Inventory, Equipment and Goods. Seller shall provide written notice to FGI of any change in the locations at which it keeps its Inventory, Equipment and Goods at least thirty (30) days prior to any such change. The occurrence of any Event of Default shall entitle FGI to all of the default rights and remedies (without limiting the other rights and remedies exercisable by FGI either prior or subsequent to an Event of Default) as available to a Secured Party under the UCC in effect in any applicable jurisdiction.

Section 7. Collection.

(a) Seller shall notify all Account Debtors and take other necessary or appropriate means to insure that all of Seller’s Account(s), whether or not purchased by FGI, shall be paid directly to FGI at the remittance address or by the wire instructions set forth below. FGI shall have the right at any time, either before or after the occurrence of an Event of Default and without notice to Seller, to notify any or all Account Debtors of the assignment to FGI and to direct such Account Debtors to make payment of all amounts due or to become due to Seller directly to FGI. As to any Account proceeds that do not represent Purchased Accounts, and so long as Seller is not in default, FGI shall be deemed to have received any such proceeds of Accounts as a pure pass-through for and on account of Seller.

Wire Instructions:                                        Mailing Address:
Commerce Bank, N.A.                                    80 Pine Street
(Comm BK Marlton)                                       32nd Floor
Cherry Hill, NJ                                                 New York, NY 10005
SWIFT: CBNAUS33
ABA/Routing #: 026013673
Credit to: FGI Finance
Account #: 7918598116

(b) FGI, as the sole and absolute owner of the Purchased Accounts, shall have the sole and exclusive power and authority to collect each such Purchased Account, through legal action or otherwise, and FGI may, in its sole discretion, settle, compromise, or assign (in whole or in part) any of such Purchased Accounts, or otherwise exercise, to the maximum extent permitted by applicable law, any other right now existing or hereafter arising with respect to any of such Purchased Accounts. If Seller receives payment of all or any portion of any of such Purchased Accounts or any other Account, Seller shall notify FGI immediately and shall hold all checks and other instruments so received in trust for FGI and shall deliver to FGI such checks and other instruments without delay.

Section 8. Payments Received by Seller. Should Seller receive payment of all or any portion of any Purchased Account, Seller shall immediately notify FGI of the receipt of the payment, hold said payment in trust for FGI separate and apart from Seller’s own property and funds, and shall deliver said payment to FGI without delay in the identical form in which received. Should Seller receive any check or other payment instrument with respect to a Purchased Account or after default any Account and fail to surrender and deliver to FGI said check or payment instrument within two (2) business days, FGI shall be entitled to charge Seller a Misdirected Payment Fee to compensate FGI for the additional administrative expenses that the parties acknowledge is likely to be incurred as a result of such breach. In the event any Goods, the sale of which gave rise to a Purchased Account, are returned to or repossessed by Seller, such Goods shall be held by Seller in trust for FGI, separate and apart from Seller’s own property and subject to FGI’s sole direction and control.

Section 9. Power of Attorney. Seller grants to FGI an irrevocable power of attorney authorizing and permitting FGI, at its option, with or without notice to Seller to do any or all of the following: (a) Endorse the name of Seller on any checks or other evidences of payment whatsoever that may come into the possession of FGI regarding Purchased Accounts or Collateral, including checks received by FGI pursuant to Section 9 hereof; (b) Receive, open and dispose of any mail addressed to Seller and put FGI’s address on any statements mailed to Account Debtors; (c) Pay, settle, compromise, prosecute or defend any action, claim, conditional waiver and release, or proceeding relating to Purchased Accounts or Collateral; (d) Upon the occurrence of an Event of Default, notify in the name of the Seller, the U.S. Post Office to change the address for delivery of mail addressed to Seller to such address as FGI may designate, however, FGI shall turn over to Seller all such mail not relating to Purchased Accounts or Collateral; (e) File any financing statement deemed necessary or appropriate by FGI to protect FGI’s interest in and to the Purchased Accounts or Collateral, or under any provision of this Agreement; (f) Effect debits to any Demand Deposit or other account that Seller or Seller’s principals who have executed a guaranty agreement maintain at any Bank for any sums due to or from the Seller under this Agreement; and (g) To do all other things necessary and proper in order to carry out this Agreement. The authority granted to FGI herein is irrevocable until this Agreement is terminated and all Obligations are fully satisfied.

Section 10. Default and Remedies. An Event of Default shall be deemed to have occurred hereunder and FGI may immediately exercise its rights and remedies with respect to the Purchased Accounts and the Collateral under this Agreement, upon the happening of one or more of the following: (a) Seller shall fail to pay as and when due any amount owed to FGI; (b) There shall be commenced by or against Seller any voluntary or involuntary case under the Federal Bankruptcy Code, or any assignment for the benefit of creditors, or appointment of a receiver or custodian; (c) Seller shall become insolvent in that its debts are greater than the fair value of its assets, or Seller is generally not paying its debts as they become due; (d) Any involuntary lien, garnishment, attachment or the like shall be issued against or shall attach to the Purchased Accounts, the Collateral or any portion thereof and the same is not released within ten (10) days; (e) Seller suffers the entry against it for a final judgment for the payment of money in excess of $10,000.00, unless the same is discharged within thirty (30) days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such periods and a stay of execution pending such appeal is obtained; (f) Seller shall breach any covenant, warranty or representation set forth herein or same shall be untrue when made; (g) Any report, certificate, schedule, financial statement, profit and loss statement or other statement furnished by Seller, or by any other person on behalf of Seller, to FGI is not true and correct in any material respect; (h) Seller shall have a federal or state tax lien filed against any of its properties, or shall fail to pay any federal or state tax when due, or shall fail to file any federal or state tax form as and when due; or (i) A material adverse change shall have occurred in Seller’s financial conditions, business or operations. Upon an Event of Default, all obligations due FGI shall become immediately due and owing and FGI shall be entitled to any form of equitable relief that may be appropriate without having to establish any inadequate remedy at law or other grounds other than to establish that its Collateral is subject to being improperly used, moved, dissipated or withheld from FGI. FGI shall be entitled to freeze, debit and/or effect a set-off against any fund or account Seller may maintain with any Bank. In the event FGI deems it necessary to seek equitable relief, including, but not limited to, injunctive or receivership remedies, as a result of and Event of Default, Seller waives any requirement that FGI post or otherwise obtain or procure any bond. Alternatively, in the event FGI, in its sole and exclusive discretion, desires to procure and post a bond, FGI may procure and file with the court a bond in an amount up to and not greater than $10,000.00 notwithstanding any common or statutory law requirement to the contrary. Upon FGI’s posting of such bond it shall be entitled to all benefits as if such bond was posted in compliance with state law. Seller also waives any right it may be entitled to, including an award of attorney’s fees or costs, in the event any equitable relief sought by and awarded to FGI is thereafter, for whatever reason(s), vacated, dissolved or reversed. All post-judgment interest shall bear interest at either the contract rate, 18% per annum or such higher rate as may be allowed by law.

Section 11. Cumulative Rights; Waivers. All rights, remedies and powers granted to FGI in this Agreement, or in any other instrument or agreement given to Seller to FGI or otherwise available to FGI in equity or at law, are cumulative and may be exercised singularly or concurrently with such other rights as FGI may have. These rights may be exercised from time to time as to all or any part of the Purchased Accounts purchased hereunder or the Collateral as FGI in its discretion may determine. In the event that any part of this transaction between Seller and FGI is construed to be a loan from FGI to Seller, any advances or payments made as the Purchase Price for all Purchased Accounts shall be secured by the Purchased Accounts and the Collateral and FGI shall have all rights and remedies available to FGI in addition to its rights and remedies hereunder. FGI may not be held to have waived its rights and remedies unless the waiver is in writing and signed by FGI. A waiver by FGI of a right, remedy or default under this Agreement on one occasion is not a waiver of any right, remedy or default on any subsequent occasion. Any failure by FGI to exercise, or any delay by FGI of such right or any other right, nor in any manner impair the subsequent exercise by FGI of any of its rights.

Section 12. Notices. Any notice or communication with respect to this Agreement shall be given in writing, sent by (i) personal delivery, or (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, or (iv) prepaid telegram, telex or telecopy, addressed to each party hereto at its address set forth below or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telegram, telex or telecopy, upon receipt.
FGI Finance                                                         Coda Octopus
80 Pine Street                                         245 Park Avenue
32nd Floor                                             39th Floor
New York, NY 10005                               New York, NY 10005

Section 13. Term. The Original Term of this Agreement shall be from the date hereof until September 1, 2006, provided that this Agreement shall be extended automatically for an additional one (1) year for each succeeding year unless written notice of termination is given by one party hereto to the other party hereto at least sixty (60) days, but not more than ninety (90) days, prior to the end of the Original Term or any extension thereof. Any such notice of termination, however, and notwithstanding payment in full of all Obligations by Seller, is conditioned on Seller’s delivery, to FGI, of a general release in a form reasonably satisfactory to Purchaser. Seller understands that this provision constitutes a waiver of its rights under § 9-513 of the UCC. FGI shall not be required to record any terminations or satisfactions of any of FGI’s liens on the Collateral unless and until Seller has executed and delivered to FGI said general release and Seller shall have no authority to do so without FGI’s express written consent. In the event prior to maturity this Agreement is terminated for any reason, Seller shall pay to FGI an early Termination Fee in the amount of thirty five thousand dollars ($35,000). Any termination of this Agreement shall not affect FGI’s security interest in the Collateral and FGI’s ownership of the Purchased Accounts, and this Agreement shall continue to be effective, until all transactions entered into and obligations incurred hereunder have been completed and satisfied in full. Notwithstanding anything to the contrary, and assuming no default by Seller in which event FGI may terminate without notice, FGI may terminate this Agreement at any time by giving not less than thirty (30) days notice in which event, Seller shall not be obligated to pay any Termination Fee.

Section 14. Attorney’s Fees. Seller agrees to reimburse FGI upon demand for all reasonable attorney’s fees, court costs and other expenses incurred by FGI in preparation, negotiation and enforcement of this Agreement and protecting or enforcing its interest in the Accounts or the Collateral, in collecting the Accounts or the Collateral, or in the representation of FGI in connection with any bankruptcy case or insolvency proceeding involving Seller, the Collateral, any Account Debtor or any Accounts including any defense of any Avoidance Claims. Seller hereby authorizes FGI, at FGI’s sole discretion, to deduct such fees, costs and expenses from the Required Reserve Account or may make demand therefore. Notwithstanding the existence of any law, statute or rule, in any jurisdiction which may provide Seller with a right to attorney’s fees or costs, Seller hereby waives any and all rights to hereafter seek attorney’s fees or costs hereunder and Seller agrees that FGI exclusively shall be entitled to indemnification and recovery of any and all attorney’s fees or costs in respect to any litigation based hereon, arising out of, or related hereto, whether under, or in connection with, this and/or any agreement executed in conjunction herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of either party.

Section 15. Indemnity. Seller hereby indemnifies and agrees to hold harmless and defend FGI from and against any and all claims, judgments, liabilities, fees and expenses (including attorney’s fees) which may be imposed upon, threatened or asserted against FGI at any time and from time to time in any way connected with this Agreement or the Collateral. The foregoing indemnification shall apply whether or not such indemnified claims are in any way or to any extent owed, in whole or in part, under any claim or theory of strict liability, or are caused, in whole or in part, by any negligent act or omission of FGI.

Section 16. Severability. Each and every provision, condition, covenant and representation contained in this Agreement is, and shall be construed to be, a separate and independent covenant and agreement. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of the Agreement shall not be affected thereby.

Section 17. Parties in Interest. All grants, covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Seller may not delegate or assign any of its duties or obligations under this Agreement without the prior written consent of FGI. FGI reserves the right to assign its rights and obligations under this agreement in whole or in part to any person or entity.

Section 18. Governing Law: Submission to Process and Venue. This agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the internal laws of the State of New York, without reference to the rules thereof relating to conflicts of law. Seller hereby irrevocably submits itself to the exclusive jurisdiction of the state and federal courts located in New York, and agrees and consents that service of process may be made upon it in any legal proceeding relating to this agreement, the purchase of Accounts or any other relationship between FGI and Seller by any means allowed under state or federal law. Any legal proceeding arising out of or in any way related to this Agreement, the purchase of Accounts or any other relationship between FGI and Seller shall be brought and litigated in any of the state or federal courts located in the State of New York in any county in which FGI has a business location, the selection of which shall be in the exclusive discretion of FGI. Seller hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, that any such proceeding, is brought in any inconvenient forum or that the venue thereof is improper.

Section 19. Complete Agreement. This Agreement, the written documents executed pursuant to this Agreement, if any, and the acknowledgment delivered in connection herewith set forth the entire understanding and agreement of the parties hereto with respect to the transactions contemplated herein and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

Section 20. Miscellaneous.

(a) Seller acknowledges that there is no, and it will not seek or attempt to establish any, fiduciary relationship between FGI and Seller, and Seller waives any right to assert, now or in the future, the existence or creation of any fiduciary relationship between FGI and Seller in any action or proceeding (whether by way of claim, counterclaim, crossclaim or otherwise) for damages.

(b) This Agreement shall be deemed to be one of financial accommodation and not assumable by any debtor, trustee or debtor-in-possession in any bankruptcy proceeding without FGI’s express written consent and may be suspended in the event a petition in bankruptcy is filed by or against Seller.

(c) In the event Seller’s principals, officers or directors form a new entity, whether corporate, partnership, limited liability company or otherwise, similar to that of Seller during the term of this Agreement, such entity shall be deemed to have expressly assumed the obligations due FGI by Seller under this Agreement. Upon the formation of any such entity, FGI shall be deemed to have been granted an irrevocable power of attorney with authority to execute, on behalf of the newly formed successor business, a new UCC-1 or UCC-3 financing statement and have it filed with the appropriate secretary of state or UCC filing office. FGI shall be held-harmless and be relieved of any liability statement or the resulting perfection of a lien in any of the successor entity’s assets. In addition, FGI shall have the right to notify the successor entity’s account debtors of FGI’s lien rights, its right to collect all Accounts, and to notify any new FGI or lender who has sought to procure a competing lien of FGI’s right is in such successor entity’s assets.

(d) Seller expressly authorizes FGI to access the systems of and/or communicate with any shipping or trucking company in order to obtain or verify tracking, shipment or delivery status of any Goods regarding a Purchased Account.

(e) Seller’s principal(s) acknowledge that the duty to accurately complete each Schedule of Accounts is critical to this Agreement and as such all obligations with respect thereto are non-delegable. Each of Seller’s principal(s) acknowledge that he/she shall remain fully responsible for the accuracy of each Schedule of Accounts delivered to FGI regardless of who is delegated the responsibility to prepare and/or complete such Schedule of Accounts.

(f) Seller shall indemnify FGI from any loss arising out of the assertion of any Avoidance Claim. Seller shall notify FGI within two (2) business days of it becoming aware of the assertion of an Avoidance Claim.

(g) Seller agrees to execute any and all forms (i.e. Forms 8821 and/or 2848) that FGI may require in order to enable FGI to obtain and receive tax information issued by the Department of the Treasury, Internal Revenue Service, or receive refund checks.

(h) Seller will cooperate with FGI in obtaining a control agreement in form and substance satisfactory to FGI with respect to Collateral consisting of: Deposit Accounts; Investment Property; Letter-of-credit rights; and Electronic chattel paper.

Section 21. Waiver of Jury Trial, Punitive and Consequential Damages, Etc. Seller and FGI hereby (a) irrevocably waive any right either may have to a trial by jury in respect of any litigation directly or indirectly at any time arising out of, under or in connection with this Agreement or any transaction contemplated hereby or associated herewith; (b) Seller irrevocably waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any such litigation any special, exemplary, punitive or consequential damages, or damages other than, or in addition to, actual damages and Seller hereby releases and exculpates FGI, its officers, employees and designees, from any liability arising from any acts under this Agreement or in furtherance thereof whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for willful misconduct ; (c) and Seller certifies that no party hereto nor any representative or agent or counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers; and (d) Seller acknowledges that FGI has been induced to enter into this Agreement and the transactions contemplated hereby, in part, as a result of the mutual waivers and certifications contained in this Section.

In Witness Whereof, the parties have set their hands and seals on the day and year first hereinabove written.

_______________________   FAUNUS GROUP INTERNATIONAL, INC.
Witness

By:__________________________________
Name: David M. DiPiero
Title: President

_______________________   CODA OCTOPUS GROUP, INC.
Witness
By:__________________________________
Name:_______________________________
Title:_________________________________

STATE OF ___________)
COUNTY OF _________)

I HEREBY CERTIFY that on this day personally appeared before me, officers duly authorized to administer oaths and take acknowledgements, ________________________, as ______________ of __________________________, a ____________ Corporation ( ) who has produced the following identification: _____________ or ( ) who is personally known to me, and who acknowledged before me that he executed the same for the purposes therein expressed, as the act and deed of said corporation.

WITNESS my hand and official seal in the County and State last aforesaid on this ______ day of ______________, 200_.

_________________________________
Notary Public, State of ____________
My Commission Expires:

SCHEDULE “A”

Definitions

“Account(s)” includes a right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of or (ii) for services rendered or to be rendered.

“Account Debtor” or “Customer” means any Person who is obligated on an Account, Chattel Paper or General Intangible.

“Advance” means amounts advanced by FGI to the Seller under this Agreement.

“Agreement” means this Agreement, including the Ex-hibits and any Schedules hereto, and all amendments, modifications and supple-ments hereto and thereto and restatements hereof and thereof.

“Application” means each application made by Seller in connection with this Agreement.

“Avoidance Claim” means any claim that any payment received by FGI from or for the account of an Account Debtor is avoidable under the Bankruptcy Code or any other debtor relief statute.

“Chattel Paper” means a record or records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods.

“Collateral” means and includes all of the Sellers’ right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or here-after acquired or arising: (a) all Accounts, (b) Chattel Paper, (c) Commercial Tort Claims, (d) Deposit Accounts, (e) Documents, (f) Equipment, (g) General Intangibles, (h) Goods (including but not limited to all files, correspondence, computer programs, tapes, disks and related data processing software which contain informa-tion identifying or pertaining to any of the Collateral or any Account Debtor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof, (i) Inventory, (j) Investments, (k) Investment Property, (l) Letters of Credit and Letter of Credit rights and (m) all Supporting Obligations.

“Commercial Tort Claim” means a claim arising in tort with respect to which: (A) The claimant is an organization; or (B) The claimant is an individual and the claim: (i) arose in the course of the claimant’s business or profession; and (ii) does not include damages arising out of personal injury to or the death of an individual.

“Credit Approval(s) and Credit Approved” means, with regard to a Purchase Account, that FGI has accepted the risk of nonpayment as specified under the terms and conditions of this Agreement and with regard to the specific Purchased Accounts for which written credit approval has been given. If a customer, after receiving and accepting the delivery of Goods or services (subject to all warranties herein) for which FGI has given written Credit Approval, fails to pay a Purchased Account when due, and such nonpayment is due solely to financial inability to pay, FGI shall bear any loss thereon, subject to the terms and provisions stated herein. If nonpayment is due to any reason besides financial inability to pay, however, FGI shall not be responsible. Specifically, FGI shall not be responsible for any nonpayment of a Credit Approved Purchased Account: (a) because of the assertion of any claim or dispute by a customer for any reason whatsoever, including, without limitation, dispute as to price, terms of sales, delivery, quantity, quality, or other, or the exercise of any counterclaim or offset (whether or not such claim, counterclaim or offset relates to the specific Purchased Account); (b) where nonpayment is a consequence of enemy attack, civil commotion, strikes, lockouts, the act or restraint of public authorities, acts of God or force majeure; or (c) if any representation or warranty made by Seller to FGI in respect of such Purchased Account has been breached whether intentionally or unintentionally. The assertion of a dispute by a customer shall have the effect of negating any Credit Approval on the affected Purchased Account(s) and such Purchased Account(s) shall be at Full Recourse until paid or otherwise cleared from FGI’s books.

“Date of Collection” means the date a check, draft or other item representing payment on an invoice is received by FGI plus seven (7) business days.

“Default” means any of the events specified in Section 10 of this Agreement that, with the passage of time or giving of notice or both, would con-stitute an Event of Default.

“Deposit Account” means any demand, time, savings, passbook or like account maintained with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a certificate of deposit that is an instrument under the UCC.

“Dispute or Disputed Account” means any claim, whether or not provable, bona fide, or with or without support, made by an Account Debtor as a basis for refusing to pay a Purchased Account, either in whole or in part, including, but not limited to, any contract dispute, charge back, credit, right to return Goods, or other matter which diminishes or may diminish the dollar amount or timely collection of such Account.

“Documents” means a document of title or a receipt of the type described in UCC 7-201(2).

“Equipment” means Goods other than Inventory.

“Event of Default” means any of the events specified in Section 10 of this Agreement.

“Financial Inability to Pay” means an Account Debtor’s insolvency such that the value of its assets are exceeded by its fixed, liquidated and non-contingent liabilities.

“Financing Statement” means each Uniform Commercial Code financing statement naming FGI as purchaser/secured party and the Seller as Seller/debtor, in connection with this Agreement.

“Full Recourse” means those Purchased Accounts for which FGI has not given Credit Approval, for which Credit Approval has been withdrawn or revoked or with respect to which FGI is not responsible under section 2.

“GAAP” means generally accepted accounting principles con-sis-tently applied and maintained throughout the period indicated and consistent with the prior financial practice of the Person referred to.

“General Intangible” means any personal property, including things in action, other than Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Goods, Inventory, Investment Property, Letters of Credit rights, Letters of Credit and Money. Payment Intangibles and software, however, are included.

“Goods” means all things that are movable when a security interest attaches. The term does not include Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, General Intangibles, Instruments, Investment Property, Letter of Credit Rights, Letters of Credit or Money.

“Instrument” means a negotiable instrument or any other writing that evidences a right to the payment of a monetary obligation, is not itself a security agreement or lease, and is of a type that in ordinary course of business is transferred by delivery with any necessary endorsement or assignment. The term does not include (i) Investment Property, (ii) Letters of Credit, or (iii) writings that evidence a right to payment arising out of the use of a credit or charge card or information contained on or for us with the card.

“Inventory” means Goods which are leased by Seller as lessor, are held by Seller for sale or lease or to be furnished under a contract of service or raw materials, work in process, or materials used or consumed in Seller’s business.

“Investment Property” means a security, whether certificated or uncertificated, security entitlement, securities account, commodity contract, or commodity account.

“Letter of Credit Right” a right to payment or performance under a Letter of Credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance. The term does not include the right of a beneficiary to demand payment or performance under a Letter of Credit.

“Lien” means, as applied to the property of any Person, the filing of, or any agreement to give, any finan-cing statement under the UCC or its equivalent in any jurisdiction.

"Misdirected Payment Fee" means fifteen percent (15%) of the amount of any payment on account of a Purchased Account which has been received by Seller and not delivered in kind to FGI on the next business day following the date of receipt by Seller.

“Net Invoice Amount” means the invoice amount of the Purchased Account, less returns (whenever made), all selling discounts (at FGI’s option, calculated on shortest terms), and credit or deductions of any kind allowed or granted to or taken by the customer at any time.

“Obligations” means all present and future obligations owing by Seller to FGI whether or not for the payment of money, whether or not evidenced by any note or other instrument, whether direct or indirect, absolute or contingent, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, secured or unsecured, original or renewed or extended, whether arising before, during or after the commencement of any Bankruptcy Case in which Seller is a Debtor, including but not limited to any obligations arising pursuant to letters of credit or acceptance transactions or any other financial accommodations.

“Original Term” means the term of this Agreement as reflected in section 13 and “Term” means the Original Term and any extensions thereof.

“Person” means an individual, corporation, partnership, assoc-iation, trust or unincorporated organization or a government or any agency or political subdivision thereof.

“Purchase Price” means the price that FGI pays Seller for each Purchased Account which price shall equal the Net Invoice Amount less FGI’s service commission.

“Purchased Account(s)” means an Account which is deemed acceptable for purchase as determined by FGI in the exercise of its reasonable sole credit or business judgment and for which FGI has made payment of the sum specified in Section 2 below constituting FGI’s acceptance of an Account.

“Reserve Account” means a bookkeeping account on the books of the FGI representing an unpaid portion of the Purchase Price, maintained by FGI to ensure Seller's performance with the provisions hereof.

“Reserve Percentage” means twenty five percent (20%) of the face amount of the Purchased Accounts and as such percent may change in accordance herewith.

“Reserve Shortfall” means the amount by which the Reserve Account is less than the Required Reserve Amount.

“Required Reserve Amount” means the Reserve Percentage multiplied by the unpaid balance of all Purchased Accounts.

“Schedule of Accounts” - a form supplied by FGI from time to time wherein Seller lists those Accounts it requests FGI purchase under the terms of this Agreement.

“Security Interest” means the Liens of FGI on and in the Collateral affected hereby or pursuant to the terms hereof or thereof.

“Supporting Obligation” means a Letter of Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel paper, a Document, a General Intangible, an Instrument, or Investment Property.

“Termination Fee” means a fee payable to FGI in the event Seller terminates this Agreement prior to maturity of the Original Term or Term of this Agreement.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.